UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, 7th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2010, Vringo, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Everything Everywhere Limited, a United Kingdom communication company which operates the T-Mobile UK and Orange UK mobile services (“EE”). Pursuant to the terms of the Agreement, the Company will provide EE’s customers with a co-branded version of the Company’s video ringtone service. EE will bill its subscribers for the use of the service and will share revenues from the service with the Company. The Agreement provides for a 12-month term from the launch date and may be terminated after such term by either party, upon three months written notice.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated August 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2010	VRINGO, INC.

	By:	/S/ ANDREW PERLMAN
	Name:	Andrew Perlman
	Title:	President